CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated February 25, 2010 on Dreyfus U.S. Treasury Intermediate Term Fund for the fiscal year ended December 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-00824 and 811-04428) of Dreyfus U.S. Treasury Intermediate Term Fund.

ERNST&YOUNGLLP

New York, New York
April 26, 2010